SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ________________

                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            BLACKROCK KELSO CAPITAL

            (Exact Name of Registrant as Specified in its Charter)


                 Delaware                                     [Pending]
         (State of Incorporation                           (I.R.S. Employer
             or Organization)                              Identification no.)


          100 Bellevue Parkway,                                 19809
           Wilmington, Delaware                               (Zip Code)
 (Address of Principal Executive Offices)


If this form relates to the registration      If this form relates to the
of a class of securities pursuant to          registration of a class of
Section 12(b) of the Exchange Act and         securities pursuant to Section
is effective pursuant to General              12(g) of the Exchange Act and
Instruction A.(c), please check the           is effective pursuant to General
following box. |_|                            Instruction A.(d), please check
                                              the following box. |_|


Securities Act registration statement file number to which this form
relates:     [pending]

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                   Name of Each Exchange on Which
        to be so Registered                   Each Class is to be Registered
        -------------------                   ------------------------------

   Common Shares of Beneficial Interest                    [pending]


Securities to be registered pursuant to Section 12(g) of the Act:

                                     None

                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.


         The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (File Nos. 333-________ and 814-________), as filed electronically with the Securities and Exchange Commission (the "Commission") on April 15, 2004 (Accession No. ________________).


Item 2.  Exhibits.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                              BLACKROCK KELSO CAPITAL


                                              By: /s/Robert S. Kapito
                                                  ----------------------------
                                              Name:  Robert S. Kapito
                                              Title: President


Date:  April 15, 2004